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                                   EXHIBIT 5.1

                                                               November 24, 2003




Center Bancorp, Inc.
2455 Morris Avenue
Union, NJ 07083

Ladies and Gentlemen:

              You have requested our opinion, as your counsel, in connection with the filing by Center Bancorp, Inc. (the "Company") of a Registration Statement on Form S-3 covering the registration of 500,000 additional shares of the Company's Common Stock, no par value (the "Common Stock"), in connection with the Center Bancorp, Inc. Automatic Dividend Reinvestment and Stock Purchase Plan (the "Plan").

              We have examined and relied upon originals or copies, authenticated or certified to our satisfaction, of all such corporate records of the Company, communications or certifications of public officials, certificates of officers, directors and representatives of the Company, and such other documents as we have deemed relevant and necessary as the basis of the opinions expressed herein. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

              Based upon the foregoing and relying upon statements of fact contained in the documents which we have examined, we are of the opinion that the shares of Common Stock covered by the Registration Statement, will be, when issued in accordance with the terms of the Plan, legally issued, fully paid and non-assessable.

              We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "LEGAL MATTERS" in the proxy statement and prospectus contained therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/LOWENSTEIN SANDLER PC



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